EXECUTION COPY                  Exhibit 4.2

                                            NOTE NO. __

THE  SECURITIES REPRESENTED HEREBY AND ANY  SHARES  (AS
DEFINED  BELOW) ISSUED UPON THE EXERCISE OF  CONVERSION
RIGHTS  HEREUNDER HAVE BEEN AND WILL BE ISSUED PURSUANT
TO REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF
1933,  AS  AMENDED (THE "1933 ACT"), AND HAVE NOT  BEEN
REGISTERED UNDER THE 1933 ACT.  SUCH SECURITIES MAY NOT
BE TRANSFERRED, OFFERED OR SOLD PRIOR TO THE END OF THE
FORTY   (40)  DAY  PERIOD  (THE  "RESTRICTED   PERIOD")
COMMENCING  ON DECEMBER 22, 1997 UNLESS SUCH  TRANSFER,
OFFER OR SALE IS MADE IN AN "OFFSHORE TRANSACTION"  AND
NOT  TO  OR  FOR THE ACCOUNT OF OR BENEFIT OF  A  "U.S.
PERSON" (AS SUCH TERMS ARE DEFINED IN REGULATION S) AND
IS  OTHERWISE  IN  ACCORDANCE WITH THE REQUIREMENTS  OF
REGULATION  S.   THIS NOTE MAY NOT  BE  CONVERTED  INTO
SHARES  BY  OR ON BEHALF OF ANY U.S. PERSON.  FOLLOWING
THE EXPIRATION OF THE RESTRICTED PERIOD, THE SECURITIES
REPRESENTED  HEREBY  AND  ANY SHARES  ISSUED  UPON  THE
EXERCISE OF CONVERSION RIGHTS MAY NOT BE OFFERED,  SOLD
OR  OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO  A
U.S.  PERSON UNLESS THE SECURITIES ARE REGISTERED UNDER
THE  1933 ACT AND APPLICABLE STATE SECURITIES LAWS,  OR
SUCH  OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT  TO
AN   AVAILABLE  EXEMPTION  OR  SAFE-HARBOR   FROM   THE
REGISTRATION REQUIREMENTS OF THOSE LAWS.


             COYOTE NETWORK SYSTEMS, INC.

       8% CONVERTIBLE NOTE DUE DECEMBER 22, 2000

THIS NOTE is one of a duly authorized issue of Convertible Notes of COYOTE NETWORK SYSTEMS, INC., a
Corporation duly organized and existing under the laws of the state of Delaware (the "Company") designated as its 8% Convertible Note Due December 22, 2000, in an aggregate principal amount of up to $6,000,000 (the
"Notes").

FOR VALUE RECEIVED, the Company promises to pay to [BUYER] or the permitted registered holder hereof (the "Holder"), the principal sum of $__________ (United
States  Dollars)  (the "Initial Principal  Amount")  or
such  lesser  principal amount as is indicated  on  the
table (the "Table") below following the conversion or conversions of this Note in accordance with Paragraph 4
(the  "Outstanding Principal Amount") on  December  22,
2000 (the "Maturity Date"), and to pay interest on the Outstanding Principal Amount from time to time, semi-annually in arrears on the first day of June and December (the "Interest Payment Dates"), at the rate of
8%  per  annum  accruing  from the  date  of  issuance.
Accrual  of  interest  shall  commence  on  the   first
business day to occur after the date hereof until repayment in full of the principal sum has been made or duly  provided for.  Accrued and unpaid interest  shall
bear interest at the same rate from the due date of the interest payment, until paid. The interest so payable will  be  paid in shares of the Company's common  stock
(the  "Common Stock") at the then applicable conversion
price  (computed as described in Paragraph 4 below)  on
June  1st and December 1st to the person in whose  name
this Note (or one or more predecessor Notes) is registered on the records of the Company regarding registration and transfers of the Notes (the "Note Register") on the tenth day prior to the Interest Payment Date. The principal of this Note is payable in such  coin or currency of the United States of  America
as  at  the time of payment is legal tender for payment
of public and private debts, at the address last appearing on the Note Register of the Company as designated in writing by the Holder from time to time.
The Company will pay the principal of and interest upon
this  Note on the due
date, free of any withholding or deduction of any kind (subject to the provisions of Paragraph 2 below), to the registered Holder  of  this Note as of the due date
and addressed to such Holder at the last address appearing
on the Note Register.   The forwarding  of such check or
shares shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such check or shares.

                           TABLE

                              Outstanding
 Conversion     Conversion     Principal      Authorized
    Date          Amount         Amount       Signature





This Note is subject to the following additional provisions:

1. The Notes are originally issuable in amounts of not less than $25,000 and integral multiples thereof.

2. All payments on account of the principal of and interest on this Note and all other amounts payable under this Note (whether made by the Company or any other person) to or for the account of  the  Holder hereunder shall be made  free  and
     clear of and without reduction by reason of any present and future income, stamp, registration and other taxes, levies, duties, costs and charges whatsoever imposed, assessed, levied or collected by  the United States or any political subdivision
     or  taxing authority thereof or therein,  together
     with interest thereon and penalties with respect thereto, if any, on or in respect of this Note
     (all such taxes, levies, duties, costs and charges
     being  herein  collectively called "United  States
     Taxes").   Should any such payment be  subject  to
     any United States Tax and the provisions of the preceding sentence of this Paragraph 2 either cannot be effected or do not result in the Holder actually receiving free and clear of all United States Taxes an amount equal to the full amount provided under this Note, the Company shall pay to the  Holder  such
     additional amounts  as  may  be necessary to ensure
     that the Holder receives a net amount equal to the
     full amount that it would have received had such
     payment not been made subject to United States Taxes unless withholding arises because holder has failed to furnish the data described below in this Paragraph 2. In addition to the United States Taxes paid by the Company or additional amounts paid to the Holder,in each case pursuant to the preceding provisions of this Paragraph 2 ("Additional Payments"), the Company shall  also  pay  to the Holder upon  demand  such
     additional   amounts  as  may  be   necessary   to
     compensate the Holder, on an after-tax basis,  for
     any tax or levy imposed or assessed by any jurisdiction on or with respect to any such Additional Payments (including any income taxes payable by the Holder with respect to Additional Payments pursuant to the income tax laws of the jurisdiction of its principal office or lending office or any political subdivision or taxing
     authority  thereof).   Holder  agrees  to  provide
     Company a Form W-8, a certification under penalty of perjury, or a certificate from a financial institution described in Section 871(h)(4)(B) of the Internal Revenue Code of 1986 demonstrating that the Holder is not a United States person.

3.   If at any time there occurs a transaction in which
     in  excess of 50% of the Company's voting power is
     transferred  (excluding  any  public  or   private
     offering  of Company equity securities), including
     any consolidation or merger of the Company with or
     into  any  other  corporation or other  entity  or
     person   (whether  or  not  the  Company  is   the
     surviving  corporation), or  any  other  corporate
     reorganization or transaction or series of related
     transactions,  the  Holder  of  this   Note   then
     outstanding   may   participate   in   any    such
     transaction as a class with common stockholders on
     the  same basis as if this Note had been converted
     one  day  prior  to  the effective  date  of  such
     transaction; provided, however, that at the option
     of  the Holder of this Note, such Holder may treat
     the  effective date of any transaction that occurs
     prior  to  December 22, 2000 as a redemption  date
     and  shall be entitled to have the Company  redeem
     this  Note  at  a  price  equal  to  125%  of  the
     Outstanding  Principal Amount of this  Note,  plus
     accrued but unpaid interest.  Such holder shall be
     entitled to make such election at any time  up  to
     ten  (10) days prior to the effective date of  the
     transaction.   The Company shall  not  effect  any
     stock split, subdivision or combination with an effective date within three (3) trading days preceding the effective date of a merger or consolidation. The Company shall not make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, with an effective date within three
     (3) trading days prior to the effective date of a merger or consolidation.

4.   The  Holder  of  this  Note is  entitled,  at  its
     option,  at  any  time commencing forty-five  (45)
     days  after  the  Closing Date as defined  in  the
     Subscription  Agreement (as defined  below)  until
     maturity  hereof to convert one-third  (1/3rd)  or
     any lesser portion of the Initial Principal Amount
     which  is  at least $25,000 into shares of  Common
     Stock  ("Shares") at a conversion price  for  each
     Share  equal to the lesser of $7.00 per  share  or
     eighty  percent (80%) of the average  closing  bid
     price of the Common Stock for the five (5) trading
     days immediately prior to the Conversion Date with
     a  conversion  floor price (the "Conversion  Floor
     Price")  of  $4.00  per share  (collectively,  the
     "Conversion  Price"); beginning seventy-five  (75)
     days  after  the Closing Date, an additional  one-
     third  (1/3rd)  of  the Initial  Principal  Amount
     which  is  at least $25,000 may be converted  into
     Shares at the Conversion Price; and beginning  one
     hundred  and  five  (105) days after  the  Closing
     Date,  the  remaining  one-third  (1/3rd)  of  the
     Initial Principal Amount which is at least $25,000
     may  be  converted
     into Shares at the Conversion Price, provided that
     if the average of the closing bid  price of the Common
     Stock for the twenty (20) consecutive trading days
     immediately prior to a conversion date is less than
     $4.00 per share, the Conversion Floor Price will be
     adjusted to equal eighty percent (80%) of such twenty (20)
     consecutive trading day average of the closing bid
     price,  provided, however, that in no event  shall
     the  Holder be entitled to convert any portion  of
     this  Note in excess of that portion of this  Note
     upon conversion of which the sum of (1) the number
     of  shares of Common Stock beneficially  owned  by
     the  Holder and its affiliates (other than  shares
     of  Common  Stock which may be deemed beneficially
     owned  through  the ownership of  the  unconverted
     portion   of   this  Note,  as  defined   in   the
     Subscription  Agreement) and  (2)  the  number  of
     Shares issuable upon the conversion of the portion
     of   this   Note   with  respect  to   which   the
     determination of this proviso is being made, would
     result  in beneficial ownership by the Holder  and
     its   affiliates  of  more  than   4.9%   of   the
     outstanding  Shares.  For purposes of the  proviso
     to  the immediately preceding sentence, beneficial
     ownership  shall be determined in accordance  with
     Section  13(d) of the Securities Exchange  Act  of
     1934,   as   amended,  and  Regulations   13   D-G
     thereunder, except as otherwise provided in clause
     (1)  of  such proviso.  In the event of any  stock
     split,  dividend,  combination  or  similar  event
     occurring after the Conversion Date and  prior  to
     the issuance of the respective stock certificates,
     the   conversion   price  will   be   subject   to
     appropriate  adjustment.   For  purposes  of  this
     section, the closing bid price of the Common Stock
     shall be the closing bid price as reported by  The
     Nasdaq  Stock Market, or the closing bid price  in
     the  over-the-counter market  or,  if  the  Common
     Stock  is listed on a stock exchange, the  closing
     bid price on such exchange as reported in The Wall
     Street   Journal.    Such  conversion   shall   be
     effectuated  by  surrendering  the  Notes  to   be
     converted  to  the  Company,  with  the  form   of
     conversion notice attached to the Note as  Exhibit
     A,  executed by the Holder of the Note  evidencing
     such Holder's intention to convert this Note,  and
     accompanied, if required by the Company, by proper
     assignment  hereof in blank.  Interest accrued  or
     accruing from the date of issuance to the date  of
     conversion  on  the amount so converted  shall  be
     paid  in  shares of common stock of  the  Company,
     calculated  at  the  same  conversion  price   (as
     determined   above),  as  would   apply   on   the
     conversion  date  of  the principal  amount  being
     converted   but  using  the  discount   percentage
     applicable  as  of such date and shall  constitute
     payment  in full of any such interest on the  same
     terms  as  would otherwise apply to the conversion
     of  the  principal amount hereof.   No  fractional
     Shares  or scrip representing fractions of  Shares
     will  be  issued on conversion, but the number  of
     Shares  issuable shall be rounded to  the  nearest
     whole   Share.   The  date  on  which  notice   of
     conversion is given (the "Conversion Date")  shall
     be  deemed  to  be  the date on which  the  Holder
     notifies  the Company of its intention to  convert
     by   delivery,   by   facsimile  transmission   or
     otherwise, of a copy of the Conversion Notice  (as
     defined  below).  Notice may be given by facsimile
     to  the  Company  at (818) 735-7633.   This  Note,
     together  with the original executed copy  of  the
     Notice  of Conversion, shall be delivered  to  the
     Company as soon as practicable following the  date
     on   which  notice  of  conversion  is  given   as
     described above.  Any unconverted principal amount
     and accrued interest thereon shall at the maturity
     date  be  paid, at the option of the  Company,  in
     either  (a) cash or (b) Shares valued at  a  price
     equal  to  the  average closing bid price  of  the
     Common  Stock  for  the  five  (5)  trading   days
     immediately preceding the maturity date.

     Upon the surrender of this Note, accompanied by a Notice of Conversion of Convertible Note in the
     form   attached  hereto  as  Exhibit  A,  properly
     completed and duly executed by the Holder (a "Conversion Notice"), the Company shall issue and, within five (5) business days (the  "Deadline") after  actual  delivery  of
     this Note with the Conversion Notice, deliver to or
     upon the order of the  Holder (1) that number of
     Shares for the portion of the Note converted as shall be determined in accordance herewith and (2) this
     Note with the appropriate notation to the Table by
     an  authorized officer of the Company  to  account
     for the remaining balance of the principal amount hereof following conversion, if any. Without in any  way  limiting the Holder's  right  to  pursue
     other  remedies, including actual  damages  and/or
     equitable  relief,  the  parties  agree  that   if
     delivery of the Shares issuable upon conversion of this Note is more than one (1) business day after the Deadline the Company shall pay to the Holder
     $250 per each $25,000 principal amount Note per day in cash, for the first day beyond the Deadline and $500 per each $25,000 principal amount Note per day for each day thereafter that the Company fails to deliver the Shares. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Company by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Shares in accordance with the terms of this Note.

     Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within five days after the Delivery Date, the Holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

     The  number of shares of Common Stock to be issued
     upon  each  conversion  of  this  Note  shall   be
     determined  by dividing (i) the sum  of  (A)  that
     portion of the principal amount of the Note to  be
     converted  plus (B) the "Conversion Date Interest"
     (as  defined below), by (ii) the conversion  price
     in  effect  on the date the Conversion  Notice  is
     delivered   to   the  Company   by   the   Holder.
     Conversion Date Interest means the product of (i) the principal amount of the Note to be converted, multiplied by (ii) a fraction (A) the numerator of which is the number of days elapsed since the later of (x) the date of issuance of this Note or
     (y) the date through which interest on this Note has been paid and (B) the denominator of which is 365, multiplied by (iii) .08.

5. At any time commencing one year after the Closing, Company may, by written notice to Holder at Holder's registered address, prepay this Note in whole or in part. Such notice shall be given at least ten (10) business days prior to the payment date and on such date Company shall pay the outstanding principal and all accrued interest on this Note, unless prior to such payment date
     Holder has delivered a Notice of Conversion. Upon delivery of a Notice of Conversion, the provisions of paragraph 4 shall apply, except that no further interest shall accrue after the proposed payment date.

6.    Not used.

7.   No  provision of this Note shall alter or impair
     the  obligation of the Company, which is  absolute
     and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency or Shares, herein prescribed. This Note and all other Notes now or hereafter issued on similar terms are
     direct  obligations  of the  Company.   This  Note
     ranks   equally  with  all  other  Notes  now   or
     hereafter issued under the terms set forth herein.
     In the event of any liquidation, reorganization, winding up or dissolution repayment of this Note shall be subordinate in all respects to any other indebtedness for borrowed money of the Company, whether outstanding as of the date of this Note or
     hereafter  incurred.   Such  subordination   shall
     extend without limiting the generality of the foregoing, to all indebtedness of the Company to
     banks,   financial  institutions,  other   secured
     lenders, equipment lessors and equipment finance companies, but shall exclude trade debts; and any warrants, options or other securities convertible into stock of the Company shall rank pari passu with the Notes in all respects.

8.   The  Company hereby expressly waives demand  and
     presentment  for  payment, notice  of  nonpayment,
     protest,  notice of protest, notice  of  dishonor,
     notice  of  acceleration or intent to  accelerate,
     bringing  of  suit  and diligence  in  taking  any
     action to collect amounts called for hereunder and
     shall  be  directly and primarily liable  for  the
     payment  of all sums owing and to be owing hereon,
     regardless  of and without any notice,  diligence,
     act   or  omission  as  or  with  respect  to  the
     collection of any amount called for hereunder.

9.   If  the Company at any time or from time to time
     after  the Closing Date makes, a dividend or other
     distribution to holders of Common Stock payable in
     securities of the Company other than Shares,  then
     and in each such event provision shall be made  so
     that  the Holder shall receive upon conversion  of
     this  Note  pursuant  to Paragraph  4  hereof,  in
     addition   to  the  number  of  Shares  receivable
     thereupon, the amount of such other securities of the Company to which the Holder on the relevant record or payment date, as applicable, of the number of Shares so receivable upon conversion would have been entitled, plus any dividends or other distributions which would have been received with respect to such securities had the Holder thereafter, during the period from the date of such event to and including the Conversion Date retained such securities, subject to all other adjustments called for during such period under this Note with respect to the rights of the Holder.

10.  If  at  any time or from time to time after  the
     Closing  Date, the Common Stock issuable upon  the
     conversion of the Note is changed into the same or
     different number of shares of any class or classes
     of    stock,    whether    by   re-capitalization,
     reclassification  or  otherwise  (other   than   a
     subdivision  or  combination of  shares  or  stock
     dividend  or reorganization provided for elsewhere
     in   this  Note  or  a  merger  or  consolidation,
     provided  for in Paragraph 3), then  and  in  each
     such   event  the  Holder  shall  have  the  right
     thereafter  to convert the Note into the  kind  of
     stock   receivable  upon  such  re-capitalization,
     reclassification or other change by holders of shares of Common Stock, all subject to further adjustment as provided herein. In such event, the formulae set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock issued in connection with the above described transaction.

11.  If  at  any time or from time to time after  the
     Closing Date there is a capital reorganization  of
     the  Common Stock (other than a re-capitalization,
     subdivision,     combination,     reclassification
     exchange of shares provided for elsewhere in  this
     Note)  then,  as  a  part of such  reorganization,
     provision  shall be made so that the Holder  shall
     thereafter  be entitled to receive upon conversion
     of  this  Note the number of shares  of  stock  or
     other securities or
     property to which a holder of the number of Shares
     deliverable upon conversion would have been entitled
     on such capital reorganization.  In any such case,
     appropriate adjustment shall be made in the application
     of the provisions of this Note with respect to the rights
     of  the Holder after the reorganization to the end
     that   the  provisions  of  this  Note  shall   be
     applicable  after  that event  and  be  as  nearly
     equivalent  as  may be practicable, including,  by
     way   of  illustration  and  not  limitation,   by
     equitably adjusting the formulae set forth  herein
     for  conversion  and  redemption  to  reflect  the
     market  price of the securities or property issued
     in    connection   with   the   above    described
     transaction.

12. If one or more of the "Events of Default" as described in Paragraph 13 shall occur, the Company agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due under this Note.

13. If one or more of the following described "Events of Default" shall occur:

           (a) The Company shall default in the payment of principal or interest on this Note; or

           (b) Any  of the representations or warranties
           made  by the Company herein, in the Offshore
           Securities Subscription Agreement  dated  as
           of  December  22, 1997 between  the  Company
           and    the    Holder   (the    "Subscription
           Agreement"),   or  in  any  certificate   or
           financial or other statements heretofore  or
           hereafter furnished by or on behalf  of  the
           Company  in  connection with  the  execution
           and   delivery   of   this   Note   or   the
           Subscription Agreement shall be false or misleading in any material respect at the time made; or

           The  Company fails to issue shares of  Common
           Stock   to  the  Holder  or  to  cause   its
           Transfer  Agent  to issue shares  of  Common
           Stock  upon  exercise by the Holder  of  the
           conversion   rights   of   the   Holder   in
           accordance  with  the terms  of  this  Note,
           fails  to  transfer or to cause its Transfer
           Agent   to  transfer  any  certificate   for
           shares  of Common Stock issued to the Holder
           upon   conversion  of  this  Note  and  when
           required  by  this Note or the  Registration
           Rights  Agreement, or fails  to  remove  any
           restrictive legend or to cause its  Transfer
           Agent to transfer on any certificate or  any
           shares  of Common Stock issued to the Holder
           upon  conversion of this Note  as  and  when
           required by this Note, the Agreement or  the
           Registration  Rights and  any  such  failure
           shall   continue  uncured   for   five   (5)
           business days.

           (c)  The  Company shall fail to  perform  or
           observe any other covenant, term, provision, condition, agreement or obligation of the Company under this Note and such failure shall continue uncured for a period of thirty (30) days after notice from the Holder of such failure; or

           (d)  The Company shall (1) become insolvent;
           (2)  admit in writing its inability  to  pay
           its debts as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or
           (4)  apply for or consent to the appointment
           of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

           (e)  A trustee, liquidator or receiver shall
           be  appointed  for  the  Company  or  for  a
           substantial part of its property or business
           without  its  consent  and  shall   not   be
           discharged within thirty (30) days after such appointment; or

           (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

           (g)  Any money judgment, writ or warrant  of
           attachment,   or   similar  process   except
           mechanics  and materialmen's liens  incurred
           in the ordinary course of business in excess
           of  Five Hundred Thousand Dollars ($500,000)
           in  the aggregate shall be entered or  filed
           against the Company or any of its properties
           or    other   assets   and   shall    remain
           unsatisfied, unvacated, unbonded or unstayed for a period of thirty (30) days (unless such order provides for delayed payment, or is covered by insurance) or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

           (h)  Bankruptcy, reorganization,  insolvency
           or    liquidation   proceedings   or   other
           proceedings for relief under any  bankruptcy
           law  or  any  law for the relief of  debtors
           shall  be  instituted  by  or  against   the
           Company  and,  if  instituted  against   the
           Company, shall not be dismissed, stayed or bonded within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

           (i)  The Company shall have its common stock
           delisted  from  an exchange  or  The  Nasdaq
           Stock Market.

            Then, or at any time thereafter, and in each
     and  every such case, unless such Event of Default
     shall  have been waived in writing by the  holders
     of a majority of all Notes then outstanding (which
     waiver  shall not be deemed to be a waiver of  any
     subsequent  default) at the option of the  holders
     of  a  majority  of all Notes outstanding  and  in
     their  discretion,  the Holder may  consider  this
     Note   immediately   due  and   payable,   without
     presentment,  demand, protest  or  notice  of  any
     kind,  all  of which are hereby expressly  waived,
     anything   herein  or  in  any   note   or   other
     instruments    contained    to    the     contrary
     notwithstanding,  and the Holder may  immediately,
     and  without  expiration of any period  of  grace,
     enforce  any  and all of the Holder's  rights  and
     remedies  provided herein or any other  rights  or
     remedies  afforded by law.  In  such  event,  this
     Note  shall  be  redeemed  by  the  Company  at  a
     redemption price per Note equal to (i) the  lesser
     of  (a)  125% of the Outstanding Principal  Amount
     due   hereunder  or  (b)  the  maximum  redemption
     premium which may be permitted under the laws of Delaware (including any provision of law relating to usury) and (ii) accrued and unpaid interest.

14. If at any time on or after the date hereof and prior to the first anniversary of the Closing
     Date, trading in the shares on the Common Stock is suspended on the principal market or exchange for such shares (including The Nasdaq Stock Market), for a period of five (5) consecutive trading days, other than as a result of the suspension or trading in securities in general, or if such Shares are delisted, then, at the Holder's option, the Company shall redeem the Note at a redemption date designated by Holder, and for the redemption price provided in Paragraph 13.

15.  Notwithstanding anything to the contrary contained
     herein,  each  Conversion Notice shall  contain  a
     representation that, after giving  effect  to  the
     Shares  to  be issued pursuant to such  conversion
     notice,   the   total  number  of  Shares   deemed
     beneficially  owned by the Holder,  together  with
     all   Shares  deemed  beneficially  owned  by  the
     Holder's "affiliates" as defined in Rule 144 of the Act, will not exceed 4.9% of the total issued and outstanding Shares.

16.  The  Holder may, subject to compliance with  the
     Subscription  Agreement  and  the  provisions   of
     Regulation  S,  without notice, transfer,  assign,
     mortgage  or  encumber  this  Note,  any  interest
     herein  or  any part hereof integral multiples  of
     $25,000  or the entire outstanding balance  to  an
     "accredited investor" as defined in the  1933  Act
     (other  than  to a U.S. Person or on behalf  of  a
     U.S.  Person) that will be acquiring the  Note  or
     interest herein for its account for the purpose of
     investment and not with a view to, or for sale  in
     connection with any distribution hereof and,  each
     assignee,  transferee  and  mortgagee  (which  may
     include  any affiliate of the Holder)  shall  have
     the  right  to  transfer or  assign  its  interest
     subject  to  the  same  limitations.   Each   such
     assignee, transferee and mortgagee shall have  all
     of  the rights of the Holder under this Note.  The
     Company  may condition registrations of  transfers
     on the receipt of a certificate from the assignee,
     transferee  or  mortgagee in a form acceptable  to
     the  Company  that  contains  representations  and
     warranties   similar  to  those  of   the   Holder
     contained   in   Section  3  of  the  Subscription
     Agreement,  and  IRS  Form W-8  or  an  equivalent
     certification   under  penalty   of   perjury   in
     compliance  with  Section  871(h)(4)(B)   of   the
     Internal Revenue Code of 1986.

17. For so long as any amount payable under this Note remains unpaid, the Company shall furnish to the Holder, upon request by the Holder, the following information:

           (a)   No later than one hundred five (105) days
     following  the end of each fiscal year,  beginning
     with  the  fiscal  year  ending  March  31,  1998,
     consolidated   balance   sheets,   statements   of
     operations  and  statements  of  cash   flow   and
     shareholders'  equity  of  the  Company  and   its
     subsidiaries, if any, prepared in accordance  with
     generally  accepted  accounting  principles,   and
     audited   by   a   firm   of  independent   public
     accountants.    The  Company  may   satisfy   this
     requirement by delivering its report on Form 10-K for each such year.

           (b) Within fifty-one (51) days after the end of each quarter (except the fourth quarter) of each
     fiscal    year,   consolidated   balance   sheets,
     statements of operations and statements of cash flow and shareholders' equity of the Company and its subsidiaries. The Company may satisfy this requirement by delivering its report on Form 10-Q for each such quarter.

18. The Company covenants and agrees that until all amounts due under this Note have been paid in full, by conversion or otherwise, unless the Holder waives compliance in writing, the Company shall:

           (a) Give prompt written notice to the Holder of any Event of Default or of any other matter which has resulted in, or could reasonably be expected to result in, a materially adverse change in its financial condition or operations.

           (b)   Give prompt notice to the Holder of any
     claim, action or proceeding which, in the event of any unfavorable outcome, would or could reasonably be expected to have a Material Adverse Effect (as defined in the Subscription Agreement) on the financial condition of the Company.

           (c) At all times reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of this Note such number of its duly authorized Shares as shall
     from time to time be sufficient to effect the conversion of the outstanding principal balance of this  Note into Shares.  If the Company  does  not
     have a sufficient number of Shares available to satisfy the Company's obligations to the Holder
     upon   receipt  of  a  Conversion  Notice  or   is
     otherwise   unable  to  issue   such   Shares   in
     accordance  with  the  terms  of  this   Note   (a
     "Conversion  Default"), from and after  the  fifth
     (5th)  day  following a Conversion Default  (which
     for  all purposes shall be deemed to have occurred
     upon the Company's receipt of the applicable conversion notice), the Holder shall have the
     right   to   demand  from  the  Company  immediate
     redemption of this Note in cash at a redemption price equal to 125% of the Outstanding Principal Amount, plus accrued but unpaid interest on the Note; provided, however, that no Redemption Notice may be delivered by the Holder subsequent to the Holder's receipt of notice from the Company (sent by overnight or 2-day courier with a copy sent by facsimile) of availability of sufficient Shares to permit conversion (a "Post-Default Conversion") of the  Note; provided further that such right  shall
     be reinstated if the Company shall thereafter fail
     to   perfect   such  Post-Default  Conversion   by
     delivery   of   Common   Stock   certificates   in
     accordance   with  the  applicable  provision   of
     Paragraph 4 hereof and payment of all accrued and unpaid interest in cash with respect thereto within five business days of delivery of the notice of Post-Default Conversion. In addition to the foregoing, upon a Conversion Default, the rate
     of  interest  on  the Note shall, to  the  maximum
     extent  of  the law, be increased by  two  percent
     (2%) (i.e., from 8% to 10% commencing on the first
     day  of  the  thirty  (30)  day  period  (or  part
     thereof)   following  a  Conversion  Default;   an
     additional two percent (2%) commencing on the first day of each of the second and third such thirty (30) day periods (or part thereof); an additional one percent (1%) on the first day of each consecutive thirty (30) day period (or part thereof) thereafter until such securities have
     been   duly   converted  or  redeemed  as   herein
     provided.   Any such interest which  is  not  paid
     when due shall, to the maximum extent permitted by law, accrue interest until paid at the rate from time to time applicable to interest on the Note as to which the Conversion Default has occurred.

           (d)   Upon receipt by the Company of evidence
     reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and

                  (i)  in  the case of loss,  theft  or
     destruction,    upon   provision   of    indemnity
     reasonably satisfactory to it and/or its transfer agent, or

                 (ii)     in the case of mutilation, upon
     surrender and cancellation of this Note,

     the Company at its expense will execute and deliver a new Note, dated the date of the lost, stolen, destroyed or mutilated Note.

19. The Holder of this Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note or the

     Shares issuable upon exercise thereof except under circumstances which will not result in a violation of the 1933 Act or any applicable state securities laws.

20.  In case any provision of this Note is held by  a
     court of competent jurisdiction to be excessive in
     scope or otherwise invalid or unenforceable,  such
     provision shall be adjusted rather than voided, if
     possible, so that it is enforceable to the maximum
     extent    possible,   and   the    validity    and
     enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

21. This Note, the Subscription Agreement and the Registration Rights Agreement (as defined in the Subscription Agreement) between the Company and the Holder constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

22. This Agreement and the validity and performance of the terms hereof shall be governed by and construed in accordance with the laws of the State of Delaware. The parties hereto hereby consent to, and waive any objection to the exercise of, personal jurisdiction in the State of Delaware with respect to any action or proceeding arising out of this Agreement.


            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

COYOTE NETWORK SYSTEMS, INC.

Dated:       ____________________________

     By:     ______________________________
             Name: James J. Fiedler
             Title:  Chairman  & Chief Executive Officer

[BUYER]

Dated:       ____________________________
     By:     ______________________________
             Name:
             Title:   Authorized Signatory

     Buyer certifies under penalty of perjury that Buyer is neither a citizen nor a resident of the

     United States and that Buyer's full name and address are as set out below:

                       EXHIBIT A

                 NOTICE OF CONVERSION

 (To be Executed by the Registered Holder in order to
                   Convert the Note)

 Re: a 8% Convertible Note of Coyote Network Systems, Inc.
     in the principal amount outstanding of $6,000,000

The undersigned hereby irrevocably elects to convert
$__________________ of the outstanding principal  amount
of  the above referenced Note No._________ (the "Note")
into  shares of common stock of Coyote Network Systems,
Inc.   (the  "Company")  according  to  the  conditions
hereof,  as of the date written below.  The undersigned
represents   and   warrants  that  (i)   all   of   the
requirements  of  Regulation S  promulgated  under  the
Securities  Act  of 1933, as amended  (the  "Securities
Act")  applicable to the undersigned have been complied
with by the undersigned, (ii) the undersigned is not  a
"U.S.  Person" as defined in Regulation S and the  Note
is  not being converted on behalf of any "U.S. Person,"
(iii)   the   undersigned  has  not  engaged   in   any
transaction or series of transactions that is a part of
or   a   plan  or  scheme  to  evade  the  registration
requirements of the Securities Act, (iv) on the date of
the  conversion the undersigned was located outside the
United  States  and (iv) the undersigned  has  complied
with  the  terms  and conditions of the  Note  and  the
Subscription  Agreement  (as  defined  in   the   Note)
pertaining  to  conversion of the Note.   Further,  the
undersigned  represents and warrants that after  giving
effect   to   the  conversion  hereby  requested,   the
undersigned will not beneficially own, together with its affiliates, more than 4.9% of the Company's issued and outstanding common stock.


                         -----------
                         Date of Conversion*


                         -----------
                         Applicable Conversion Price


                         ----------
                         Signature


                         ----------
                         Name

                         Address:

                         -----------
                         -----------

* The original Note and this Notice of Conversion must be received by the Company by the fifth business day following the Date of Conversion (as defined in the Note).